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                                                                     Exhibit 3.1


                             THE TIMBERLAND COMPANY


     The Timberland Company, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of this corporation is The Timberland Company. The date of filing its original Certificate of Incorporation with the Secretary of State was December 20, 1978.

     2. Pursuant to Sections 245 and 242 of the General Corporation Law of the State of Delaware (the "General Corporation Law"), the Restated Certificate of Incorporation (i) was approved and proposed for submission to the stockholders of this corporation by a written consent of the sole director of this corporation dated May 13, 1987, in accordance with Section 141 of the General Corporation Law, (ii) was adopted by unanimous written consents dated May 13, 1987 of all holders of shares of the outstanding capital stock of this corporation; and that, since each stockholder executed such a written consent, the notice of such action required by said Section 228 was not required to be given.

     3. This Restated Certificate of Incorporation both restates and integrates the Certificate of Incorporation of this corporation as heretofore amended and supplemented and further amends such Certificate of Incorporation.

     4. The text of the Restated Certificate of Incorporation is herein set forth in full:


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                             THE TIMBERLAND COMPANY

                      RESTATED CERTIFICATE OF INCORPORATION


1.   NAME: The name of the corporation is The Timberland Company.

2. REGISTERED OFFICE: The registered office of the corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

3. PURPOSE. The purpose of the corporation is to engage in any manufacturing, mercantile, selling, management, service or other business or any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and to have as additional purposes all powers granted to corporations by the laws of said State, provided that no such purpose shall include any activity inconsistent with the General Corporation Law of said State.

4. CAPITAL STOCK, ETC. A statement of the designations, numbers, relative rights, preferences and limitations of the capital stock of the corporation and of certain other matters is as follows:

     4.1 DESIGNATION AND NUMBERS. The aggregate number of shares which the corporation shall have the authority to issue is 47,000,000. The number of shares of each class and the par value of each share of each class are as follows:

         -----------------------------------------------------------------------------------
                 NAME OF CLASS                  NUMBER OF SHARES               PAR VALUE
         -----------------------------------------------------------------------------------
         Preferred Class                            2,000,000                    $.01
         -----------------------------------------------------------------------------------
         Class A Common Stock                      30,000,000                    $.01
         -----------------------------------------------------------------------------------
         Class B Common Stock                      15,000,000                    $.01
         -----------------------------------------------------------------------------------

     4.2 PREFERRED STOCK. The shares of Preferred Stock may be issued from time to time in one or more series. As contemplated, and to the extent permitted, by Section 151(a) of the General Corporation Law of the State of Delaware and to the extent not inconsistent with the other provisions of this Restated Certificate of Incorporation, the Board of Directors is authorized to establish and designate the different series, and to fix and determine the variations in the relative numbers, rights, preferences and limitations as between and among the different series, in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to this
          Section 4.2.

     4.3 CLASS A COMMON STOCK AND CLASS B COMMON STOCK. Except as otherwise provided in this Section 4.3, the Class A Common Stock and Class B Common Stock shall have the same rights and privileges and shall rank equally, share ratably and be identical in all respects to all matters.


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          4.3.1 DIVIDENDS AND OTHER DISTRIBUTIONS. Subject to the limitations, if any, prescribed in the provisions of any series of Preferred Stockholders of shares of Class A Common Stock and holders of shares of Class B Common Stock shall be entitled to receive, when and as declared by the Board of Directors out of the assets or funds of the corporation which are by law available therefore, dividends payable in cash or in property (other than shares of Class A Common Stock or shares of Class B Common Stock) or in any combination thereof. Dividends in cash and property (other than dividends payable in Class A Common Stock or Class B Common Stock) with respect to the Class A Common Stock and the Class B Common Stock shall be paid at the same rate and at the same time on both such classes, and not on either one of them without the other. Holders of shares of Class A Common Stock and holders of shares of Class B Common Stock shall be entitled to receive, when and as declared by the Board of Directors out of the assets or funds of the Corporation which are by law available therefore, dividends payable in shares of Class A Common Stock and shares of Class B Common Stock; PROVIDED, HOWEVER, that any such dividend payable in respect of the Class A Common Stock shall be payable only in shares of Class A Common Stock and any such dividend payable with respect to shares of Class B Common Stock shall be payable only in shares of Class B Common Stock; and PROVIDED, FURTHER, that no such dividend shall be paid on either class unless there shall be declared and paid at the same time a dividend at the same rate on the other class.

          4.3.2 VOTING RIGHTS AND POWERS. Except as otherwise provided in this
                Section 4.3.2, with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Class A Common Stock and the holders of the outstanding shares of the Class B Common Stock shall, except as otherwise required by law, vote together as a single class, and every holder of the outstanding shares of the Class A Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Class A Common Stock standing in his name, and every holder of outstanding shares of the Class B Common Stock shall be entitled to cast thereon ten (10) votes in person or by proxy for each share of the Class B Common Stock standing in his name. With respect to the election of the directors at each annual meeting, or special meeting in lieu of the annual meeting, of the stockholders of the corporation, the holders of the Class A Common Stock shall have the right, voting separately as a class, to elect a number of the directors of the corporation equal to twenty-five percent (25%) of the total number of directors to be elected at such meeting (and, if such number is not a whole number, rounded upwards to the nearest whole number); PROVIDED, HOWEVER, that if at any time the aggregate number of issued and outstanding shares of Class B Common Stock is less than twelve and one-half percent (12.5%) of the aggregate number of issued and outstanding shares of Class A Common Stock and Class B Common Stock, then the holders of


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                the Class A Common Stock and Class B Common Stock shall vote together as a class for the election of directors, with each holder of Class A Common Stock and each holder of Class B Common Stock entitled to cast one (1) vote in person or by proxy for each share of such Class A Common Stock for each share of such Class B Common Stock standing in his name. With respect to any proposed amendment to this Restated Certificate of Incorporation which would change the powers, preferences, relative voting power or special rights of the shares of the Class A Common Stock or the Class B Common Stock so as to affect either class adversely relative to the other, the approval of a majority of the votes entitled to be cast by the holders of the class adversely affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock voting together as a single class as hereinbefore provided.

          4.3.3 CONVERSION OF CLASS B COMMON STOCK INTO CLASS A COMMON STOCK.

               (a) Each share of Class B Common Stock may at any time at the option of the holder be converted into one (1) fully paid and nonassessable share of Class A Common Stock. Such right shall be exercised by the surrender to the corporation of the certificate representing such share of Class B Common Stock to be converted at the principal executive offices of the corporation, or if an agent for the registration of transfer of shares of Class A Common Stock is then duly appointed and acting (said agent being hereinafter referred to as the "Transfer Agent"), then at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the corporation or Transfer Agent) by instruments of transfer, in form satisfactory to the corporation and the Transfer Agent, duly executed by such holder or his duly authorized attorney, and by transfer tax stamps or funds therefore, as required pursuant to paragraph
                    (e) below.

               (b) As promptly as practicable after any such exercise of a holder's election to convert, the corporation will deliver, or cause to be delivered at the office of the Transfer Agent, to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of full shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class B Common Stock, and all rights of the holders of such shares as such holder shall cease at such time and the


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                    person in whose name a certificate representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder of shares of Class A Common Stock at such time.

               (c) No adjustments in respect of dividends shall be made upon the conversion of any share of Class B Common Stock, but exercise of the election to convert shall not deprive a holder of Class B Common Stock of the right to receive any dividend or distribution in respect of such stock payable to holders of record of Class B Common Stock prior to the effective date of conversion.

               (d) The Corporation covenants that it will at all times reserve and keep available from authorized but unissued shares or from treasury shares or from any combination thereof, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares.

               (e) The issuance of a certificate for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance except that if any such certificate is to be issued in a name other than that of the holder of the shares of Class B Common Stock converted, the person requesting the issuance thereof shall pay to the corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the corporation that such tax has been paid.

               (f) Shares of Class B Common Stock which have been issued and converted into shares of Class A Common Stock will have the status of authorized and unissued shares and may be reissued as shares of Class B Common Stock by the Board of Directors.

          4.3.4 LIMITATIONS ON TRANSFER OF CLASS B COMMON STOCK.

               (a) No person holding shares of Class B Common Stock (a "Class B Holder") may transfer such shares of Class B Common Stock, whether by sale, assignment, gift, devise, bequest, appointment or otherwise, except to a "Permitted Transferee" of such Class B Holder. The term "Permitted Transferee" shall mean:

                    (i)   the spouse of such Class B Holder;
                    (ii) a parent or lineal descendant of such Class B Holder, whether by blood or adoption;
                    (iii) the brother or sister of such Class B Holder;


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                    (iv) the estate of such Holder or a trust for the exclusive benefit of such Class B Holder or any one or more of the persons referred to in clauses (1) through (iii) above;
                    (v)  the corporation; or
                    (vi) any other transferee designated by the Board of
                         Directors as a Permitted Transferee for purposes of the specific transfer involved.

               (b) Any purported transfer of shares of Class B Common Stock other than to a Permitted Transferee shall constitute the irrevocable election by the holder to convert such shares into Class A Common Stock and to transfer to the transferee such shares of Class A Common Stock; and the sole right of the transferee upon presentation of certificates representing such Class B Common Stock for registration of transfer shall be to receive certificates representing the requisite number of shares of Class A Common Stock upon delivery to the corporation or the Transfer Agent of the documentation and payment (if any) called for by paragraph
                    (a) of Section 4.3.3 hereof. Until such delivery to the corporation or the Transfer Agent, neither the shares of Class B Common Stock represented by such certificates surrendered for registration of transfer nor the shares of Class A Common Stock into which such shares are to be converted shall carry any voting right, and dividends or other distributions with respect thereto shall be withheld until such delivery has been completed.

               (c) Each certificate representing shares of Class B Common Stock shall be registered in the actual name of the owner thereof and not in "street name" or in any nominee name.

               (d) Notwithstanding anything to the contrary set forth herein, any holder of Class B Common Stock may pledge such holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee; PROVIDED, HOWEVER, that such shares shall not be transferred to, or registered in the name of, the pledgee and shall remain subject to the provisions of this Section 4.3.4. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may not be transferred to the pledgee and may only be converted into shares of Class A Common Stock.

               (e) The Corporation shall note on the certificates representing the shares of Class B Common Stock the restrictions on transfer and registration of transfer imposed by this
                    Section 4.3.4.


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          4.3.5 LIQUIDATION, DISSOLUTION, MERGER, CONSOLIDATION, ETC. In the
                event the corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after there shall have been paid to or set aside for the full preferential amounts to which the holders of any class or series having a preference over the Class A Common Stock and Class B Common Stock are entitled, the holders of the Class B Common Stock and the holders of Class A Common Stock shall be entitled to share ratably as a single class, share and share alike, in the remaining net assets of the corporation. A merger or consolidation of the corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the corporation (which shall not in fact result in the liquidation of the corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the corporation within the meaning of this Section 4.3.5.

5. BY-LAWS. Subject to the limitations and exceptions, if any, contained therein, by-laws may be adopted, amended or repealed by the Board of Directors.

6. SPECIAL MEETINGS OF STOCKHOLDERS. A special meeting of the stockholders shall be called by the secretary, or in the case of the death, absence, incapacity or refusal of the secretary, by an assistant secretary or some other officer, only upon application of a majority of the directors.

7. WRITTEN CONSENTS OF STOCKHOLDERS. Action may be taken in lieu of meetings by written consent of the holders of outstanding shares of capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

8. INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Corporation shall indemnify each person who is or was or has agreed to be a director or officer of the corporation against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement in connection with defending, investigating, preparing to defend or being or preparing to be a witness in any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, to the maximum extent permitted from time to time under the law of the State of Delaware. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, contract, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person.

9. LIABILITY OF DIRECTORS. Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the corporation shall be liable for any breach of fiduciary duty. No amendment to or repeal of this Article 9 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.


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     10.  CORPORATE BOOKS. The books of the Corporation may (subject to any statutory requirements) be kept outside the State of Delaware in any such place as may be designated by the Board of Directors or in the by-laws of the corporation.

     IN WITNESS WHEREOF, The Timberland Company has caused this certificate to be signed by Sidney W. Swartz, its President and John E. Beard, its Secretary, and its corporate seal affixed hereto, this 13th day of May, 1987. This certificate is to be filed with the Secretary of State of the State of Delaware, and recorded with the Recorder of Deeds of New Castle County, Delaware, pursuant to Sections 103 and 245 of the General Corporation Law of the State of Delaware.


                                       THE TIMBERLAND COMPANY


                                       By
                                         ----------------------------------
                                         Sidney W. Swartz, President


                                       Attest:
                                              -----------------------------
                                              John E. Beard, Secretary